SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 10, 2005

LIBBEY INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)

Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

On January 10, 2005, Libbey Europe B.V., a wholly-owned subsidiary of Libbey Inc., and
VAA – Vista Alegre Atlantis SGPS, SA, entered into an agreement pursuant to which Libbey
Europe B.V. acquired 95% of the shares of Crisal — Cristalaria Automatica S.A. (“Crisal”)
for approximately 28 million euros. Pursuant to the agreement, Libbey Europe B.V. will acquire the remaining shares of Crisal for approximately 2 million euros approximately three years after the closing date, provided that Crisal meets a specified target relating to earnings before interest, taxes, depreciation and amortization (EBITDA). The agreement provides that, if Crisal does not meet the specified target, Libbey Europe B.V. will acquire the remaining shares of Crisal for one euro. In addition, the agreement provides that, if
Crisal meets other specified EBITDA and net sales targets, Libbey Europe B.V. will pay the seller an earn-out payment in the amount of 5.5 million euros no earlier than three years after the closing date. The closing date was January 10, 2005.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     c)     Exhibits     99.1 Press release dated January 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC.
Registrant

Date: January 12, 2005	By: /s/ Scott M. Sellick
Scott M. Sellick
Vice President, Chief Financial Officer
(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description	Page No.

99.1	Text of press release dated January 10, 2005	E-1